Exhibit 99.1

Crexendo Reports Financial Results for the First Quarter of 2018

PHOENIX, AZ—(Marketwired – May 8, 2018)

Crexendo, Inc. (OTCQX: CXDO), a next-generation CLEC and an award-winning leader and provider of unified communications cloud telecom services, broadband internet services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates, today reported financial results for the first quarter of 2018.

Financial highlights:

Crexendo adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (Topic 606)” on January 1, 2018, using the full retrospective application. The financial results for the prior periods have been adjusted by our adoption of Topic 606 to be comparable to the current period financial results.

Consolidated total revenue for the first quarter of 2018 increased 22% to $2.8 million compared to $2.3 million for the first quarter of 2017.

Consolidated service revenue for the first quarter of 2018 increased 21% to $2.4 million compared to $2.0 million for the first quarter of 2017.

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Cloud Telecommunications Segment UCaaS service revenue for the first quarter of 2018 increased 28% to $2.2 million compared to $1.7 million for the first quarter of 2017.

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Web Services Segment service revenue for the first quarter of 2018 decreased 20% to $225,000, compared to $280,000 for the first quarter of 2017.

Consolidated product revenue for the first quarter of 2018 increased 31% to $366,000 compared to $279,000 for the first quarter of 2017.

Consolidated operating expenses for the first quarter of 2018 increased 3% to $2.9 million compared to $2.8 million for the first quarter of 2017.

On a GAAP basis, the Company reported a $(63,000) net loss for the first quarter of 2018, or breakeven per diluted common share, compared to a net loss of $(515,000) or $(0.04) loss per diluted common share for the first quarter of 2017.

Non-GAAP net income was $17,000 for the first quarter of 2018, or breakeven per diluted common share, compared to a Non-GAAP net loss of $(160,000) or $(0.01) loss per diluted common share for the first quarter of 2017.

EBITDA for the first quarter of 2018 was a $(44,000) loss compared to a $(454,000) loss for the first quarter of 2017. Adjusted EBITDA for the first quarter of 2018 was $18,000 compared to a $(156,000) loss for the first quarter of 2017.

Total cash, cash equivalents, and restricted cash at March 31, 2018 was $1.2 million compared to $1.4 million at December 31, 2017.

Cash used for operating activities for the first quarter of 2018 was $(127,000) compared to $(52,000) for the first quarter of 2017. Zero cash was provided by/used for investing activities for the first quarter of 2018 compared to $252,000 provided by investing activities for the first quarter of 2017. Cash used for financing activities for the first quarter of 2018 was $(38,000) compared to cash provided by financing activities of $149,000 for the first quarter of 2017.

Steven G. Mihaylo, Chief Executive Officer commented, “we are very pleased with the results for the first quarter of 2018. This quarter continues exceptional improvements in quarterly year over year results. The 28% increase in the UCaaS service revenue for the first quarter of 2018 over the first quarter 2017 is very impressive and encouraging. The continued growth in the UCaaS segment is the most important metric we have to monitor our progress; this segment is what will propel the growth in our business and is what will provide value to our shareholders. Also encouraging is that for the third quarter in a row we achieved Non-GAAP net income while continuing to work toward achieving GAAP net income. There was a dramatic decrease in GAAP loses with a $(63,000) net loss for the first quarter and breakeven per diluted common share which was our second consecutive quarter at GAAP breakeven, compared to a net loss of $(515,000) or ($0.04) per diluted common share for the first quarter of 2017.”

Mihaylo added, "We continue to do a good job of managing costs. We are continuing to carefully monitor and improve our sales process and integrate those changes into the business. We are improving our internal processes and outreach to both current and potential customers. We are making necessary investments in our products and services. We continue to receive industry awards and recognition as well as accolades from our customers. I am firmly convinced we will continue our steady growth and provide value to our stockholders. I am very proud of our team, our products and our services. I have high expectations for our future growth.”

Doug Gaylor, President and Chief Operating Officer, stated, "As I discussed before, good quarterly results are only part of the process. We are working diligently on processes to grow our sales and improve our results. While I am encouraged with the quarter we are working every day with both the partner channel and direct sales channel to raise the bar higher. These are encouraging signs, we continue to improve our partnership with U.S. Cellular, as well as other strategic Partners and have added additional resources to help those Partners grow. I share Steve’s optimism and our team is working every day to deliver value to our shareholders and customers.”

Conference Call

The Company is hosting a conference call today, May 8, 2018 at 5:30 PM EST. The dial-in number for domestic participants is 877-407-8031 and 201-689-8031 for international participants. Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST and reference Crexendo. A replay of the call will be available until May 22, 2018 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 27775.

About Crexendo

Crexendo, Inc. (CXDO) is a next-generation CLEC and an award-winning leader and provider of unified communications cloud telecom services, broadband internet services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being very pleased with the results for the first quarter 2018; (ii) that the quarter continues exceptional improvements in quarterly year over year results; (iii) The 28% increase in the UCaaS service revenue is very impressive and encouraging and that metric is the most important metric to monitor progress; (iv) and proper growth and will provide value to shareholders; (v) it being encouraging that for the third quarter the Company achieved Non-GAAP net income while continuing to work toward achieving GAAP income; (vi) believing that is impressive that there was a dramatic decrease in GAAP loses; (vii) continues to do a good job of managing costs; (viii) is continuing to carefully monitor and improve its sales process and integrate those changes into the business; (ix) is improving its internal processes and outreach to both current and potential customers; (x) is making necessary investments in its products and services; (xi) is continuing to receive industry awards and recognition as well as accolades from its customers; (xii) being firmly convinced it will continue its steady growth and provide value to our stockholders; (xiii) having high expectations for its future growth; (xiv) diligently working on programs to grow sales and improve results; (xv) working every day with both its partner channel and direct sales channel to raise the bar higher; (xvi) believing these are encouraging signs including continuing to improve its partnership with U.S. Cellular, as well as other strategic Partners and having those partnerships grow; and (xvii) working every day to deliver value to its shareholders and customers.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2017, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES Consolidated Balance Sheets (In thousands, except par value and share data)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$1,117	$1,282
Restricted cash	100	100
Trade receivables, net of allowance for doubtful accounts of $2
as of March 31, 2018 and $19 as of December 31, 2017	361	372
Contract assets	4	3
Inventories	190	131
Equipment financing receivables	98	116
Contract costs	388	379
Prepaid expenses	416	251
Other current assets	10	10
Total current assets	2,684	2,644

Long-term trade receivables, net of allowance for doubtful accounts
of $9 as of March 31, 2018 and $10 as of December 31, 2017	31	31
Long-term equipment financing receivables, net	49	58
Property and equipment, net	7	8
Intangible assets, net	221	239
Goodwill	272	272
Long-term contract costs	359	364
Other long-term assets	119	121
Total assets	$3,742	$3,737

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$76	$79
Accrued expenses	1,059	961
Notes payable	32	69
Income taxes payable	4	-
Contract liabilities	557	614
Total current liabilities	1,728	1,723

Contract liabilities, net of current portion	346	343
Deferred revenue, net of current portion	30	31
Notes payable, net of current portion	7	10
Total liabilities	2,111	2,107

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 14,288,656 shares issued and outstanding as of March 31, 2018 and 14,287,556 shares issued and
outstanding as of December 31, 2017	14	14
Additional paid-in capital	60,624	60,560
Accumulated deficit	(59,007)	(58,944)
Total stockholders' equity	1,631	1,630

Total Liabilities and Stockholders' Equity	$3,742	$3,737

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended March 31,
	2018	2017
Service revenue	$2,442	$2,015
Product revenue	366	279
Total revenue	2,808	2,294

Operating expenses:
Cost of service revenue	729	644
Cost of product revenue	187	108
Selling and marketing	829	662
General and administrative	945	1,171
Research and development	181	190
Total operating expenses	2,871	2,775

Loss from operations	(63)	(481)

Other income/(expense):
Interest income	2	3
Interest expense	(1)	(35)
Other income, net	3	2
Total other income/(expense), net	4	(30)

Loss before income tax	(59)	(511)

Income tax provision	(4)	(4)

Net loss	$(63)	$(515)

Net loss per common share:
Basic	$(0.00)	$(0.04)
Diluted	$(0.00)	$(0.04)

Weighted-average common shares outstanding:
Basic	14,287,734	13,699,389
Diluted	14,287,734	13,699,389

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(63)	$(515)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization of prepaid rent	-	54
Depreciation and amortization	19	27
Non-cash interest expense	-	33
Share-based compensation	62	260
Amortization of deferred gain	-	(16)
Changes in assets and liabilities:
Trade receivables	11	(50)
Contract assets	(1)	(1)
Equipment financing receivables	27	31
Inventories	(59)	(124)
Contract costs	(4)	18
Prepaid expenses	(165)	87
Other assets	2	16
Accounts payable and accrued expenses	95	(14)
Income tax payable	4	4
Contract liabilities	(54)	140
Deferred revenue	(1)	(2)
Net cash used for operating activities	(127)	(52)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of long-term investment	-	252
Net cash provided by investing activities	-	252

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	-	25
Repayments made on notes payable	(40)	(42)
Proceeds from exercise of options	2	166
Net cash provided by/(used for) financing activities	(38)	149

NET INCREASE/(DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(165)	349

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE BEGINNING OF THE PERIOD	1,382	719

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE END OF THE PERIOD	$1,217	$1,068

Supplemental disclosure of non-cash investing and financing information:
Issuance of common stock for prepayment of interest on related-party note payable	$-	$109
Prepaid assets financed through notes payable	$-	$25

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended March 31,
	2018	2017
Revenue:
Cloud telecommunications	$2,583	$2,014
Web services	225	280
Consolidated revenue	2,808	2,294

Income/(loss) from operations:
Cloud telecommunications	(188)	(588)
Web services	125	107
Total operating loss	(63)	(481)
Other income/(expense), net:
Cloud telecommunications	4	(30)
Web services	-	-
Total other income/(expense), net	4	(30)
Income/(loss) before income tax provision
Cloud telecommunications	(184)	(618)
Web services	125	107
Loss before income tax provision	$(59)	$(511)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, interest expense paid with common stock, and amortization of intangibles. We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our May 8, 2018 earnings press release, as furnished on Form 8-K, we included Non-GAAP net loss, EBITDA and Adjusted EBITDA. The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

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EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

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they do not reflect changes in, or cash requirements for, our working capital needs;

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they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

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they do not reflect income taxes or the cash requirements for any tax payments;

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although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

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while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

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other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(Unaudited)
	Three Months Ended March 31,
	2018	2017
	(In thousands)
U.S. GAAP net loss	$(63)	$(515)
Share-based compensation	62	260
Amortization of rent expense paid in stock, net of deferred gain	-	38
Amortization of intangible assets	18	24
Non-cash interest expense	-	33
Non-GAAP net income/(loss)	$17	$(160)

Non-GAAP net income/(loss) per common share:
Basic	$0.00	$(0.01)
Diluted	$0.00	$(0.01)

Weighted-average common shares outstanding:
Basic	14,287,734	13,699,389
Diluted	15,199,950	13,699,389

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited)
	Three Months Ended March 31,
	2018	2017
	(In thousands)
U.S. GAAP net loss	$(63)	$(515)
Depreciation and amortization	19	27
Interest expense	1	35
Interest and other income	(5)	(5)
Income tax provision	4	4
EBITDA	(44)	(454)
Share-based compensation	62	260
Amortization of rent expense paid in stock, net of deferred gain	-	38
Adjusted EBITDA	$18	$(156)